Exhibit 10.23(a)

December 7, 2022

Michael J. Vasconcelles

Re: First Amendment to Offer Letter

Dear Mike:

Further to our conversation and in reference to the terms of your Offer Letter dated November 12, 2022 (the “Offer Letter”), this First Amendment to the Offer Letter (the “First Amendment”) sets out the understanding between us and modifications to the Offer Letter as follows:

1.	Unless otherwise specifically set forth below, any capitalized terms used in this First Amendment shall have the meanings ascribed to them in the Offer Letter.
2.	Effective as of the date of this First Amendment to the Offer Letter, numbered Paragraph 8 of the Offer Letter shall be amended as follows:

Initial Equity Grant. In consideration of your employment by the Company, ImmunoGen will grant you a stock option award covering 960,000 shares of our common stock (the “Stock Option Award”) in accordance with the terms of the Company's Inducement Equity Incentive Plan. The Stock Option Award will vest over four years, with one-quarter of the shares covered by the award vesting on the first anniversary of the grant date, and thereafter an additional 6.25% of the shares covered by the award vesting on each succeeding quarterly anniversary of the grant date. The grant date for your Stock Option Award will be your Start Date. The per share strike price for the Stock Option Award will be the closing sale price of ImmunoGen shares as reported on the Nasdaq Global Select Market on the grant date. ImmunoGen agrees that it will assess and discuss with you any material change in the Company valuation between the date of this Offer Letter and your Start Date which substantially alters the value of this initial equity grant and will consider adjusting the Stock Option Award to account for intervening factors affecting the value of the initial equity grant.

3.	This First Amendment shall form an integral part of the Offer Letter. Unless expressly specified herein, all other terms and conditions in the Offer Letter shall remain in full force and effect.
4.	If there is any contradiction or discrepancy between the terms of this First Amendment and those of the Offer Letter and/or any other agreement, the terms of this First Amendment shall control.

Exhibit 10.23(a)

If you agree to the modifications set forth in this First Amendment, please sign and date below and return the signed document to me by email at mark.enyedy@immunogen.com.

Sincerely,

/s/ Mark J. Enyedy

Mark J. Enyedy

President and Chief Executive Officer

Acknowledged and agreed to:

/s/ Michael J. Vasconcelles

Michael J. Vasconcelles

December 10, 2022

Date